Exhibit 3.01
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF

ALLIANCE ONE INTERNATIONAL, INC.

ARTICLE I

The name of the Corporation is Alliance One International, Inc.

ARTICLE II

The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time (the “VSCA”).

ARTICLE III

The Corporation shall have the authority to issue 250 million shares of Common Stock, without par value, and 10 million shares of Preferred Stock, without par value. The rights, preferences, voting powers and qualifications, limitations and restrictions of the authorized stock shall be as follows:

A.	Common Stock

1. Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of shareholders.

2. Except as otherwise required by the VSCA or the Board of Directors acting pursuant to Section 13.1-707 of the VSCA:

(a) Any corporate action, except the election of directors, an amendment or restatement of these Articles, a merger, a statutory share exchange, the sale or other disposition of all or substantially all the Corporation’s assets otherwise than in the usual and regular course of business, or dissolution shall, for each voting group entitled to vote on the matter, be approved at a meeting at which a quorum of the voting group is present if the votes cast in favor of the action exceed the votes cast against the action;

(b) Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present; and

(c) An amendment or restatement of these Articles, a merger, a statutory share exchange, the sale or other disposition of all or substantially all the Corporation’s assets other than in the usual and regular course of business, or dissolution shall, for each voting group entitled to vote on the matter, be approved at a meeting by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter.

3. Subject to the rights of holders of Preferred Stock and subject to any other provisions of these Articles or any amendment hereto, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time.

B.	Preferred Stock

The Board of Directors may determine the preferences, limitations and relative rights, to the extent permitted by the VSCA, of any class of shares of Preferred Stock before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The Preferred Stock of all series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class.

Prior to the issuance of any shares of a class or series of Preferred Stock, (1) the Board of Directors shall establish such class or series by adopting a resolution and by filing with the State Corporation Commission of Virginia articles of amendment setting forth the designation and number of shares of the class or series and the relative rights and preferences thereof, and (2) the State Corporation Commission of Virginia shall have issued a certificate of amendment.

ARTICLE IV

No holder of shares of any class of the Corporation shall have any preemptive or preferential right to purchase or to subscribe to: (A) any shares of any class of the Corporation, whether now or hereafter authorized; (B) any warrants, rights, or options to purchase any such shares; or (C) any securities or obligations convertible into any such shares or into warrants, rights or options to purchase any such shares.

ARTICLE V

Board of Directors

The number of directors shall be set forth in the bylaws of the Corporation, as may be amended from time to time (the “Bylaws”), but in the absence of such a provision in the Bylaws, the number of directors of the Corporation shall be 13. The Board of Directors of the Corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. At each annual meeting of shareholders, the successors to the class of directors whose terms then shall expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. When the number of directors is changed, any newly-created directorships or any decrease in directorships shall be apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible. Unless otherwise provided in the Bylaws of the Corporation, if any director resigns or retires as a member of the Board of Directors of the Corporation or otherwise becomes unable or unwilling to serve as a director, the remaining directors shall fill such vacancy by appointing a director, and such newly elected director shall hold office for a term expiring at the next annual meeting of the shareholders.

ARTICLE VI

A.	Definitions

For purposes of this Article, the following terms shall have the meanings indicated:

(1) “applicant” means the person seeking indemnification pursuant to this Article;

(2) “expenses” includes counsel fees;

(3) “liability” means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding;

(4) “party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding; and

(5) “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

B.	Limitation of Liability

In any proceeding brought by a shareholder of the Corporation in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the date hereof, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

C.	Indemnification

The Corporation shall indemnify (1) any person who is, was or is threatened to be made a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that such person is or was a director or officer of the Corporation, and (2) any director or officer of the Corporation who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by such person in connection with such proceeding except that the Corporation shall make no indemnity against the willful misconduct or knowing violation of the criminal law of any director or officer. A person is considered to be serving an employee benefit plan at the Corporation’s request if such person’s duties to the Corporation also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligations to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys’ fees, incurred by any such person in connection with such actions and determinations or proceedings of any kind arising therefrom.

D.	Application; Amendment

The provisions of this Article shall be applicable to all proceedings commenced after March 31, 1995 (the initial effective date of Amended and Restated Articles of Incorporation of the Corporation), arising from any act or omission, whether occurring before or after such date. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. Nothing in this Article shall restrict the right or obligation of the Corporation under law or under the Bylaws of the Corporation to provide such other indemnity permissible by law.

E.	Termination of Proceeding

The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

F.	Determination of Availability

The Corporation shall take action to indemnify a person seeking indemnification pursuant to this Article VI unless the Corporation determines, within a reasonable time following such person’s demand upon the Corporation for indemnification, that such person is not entitled to indemnification pursuant to the terms of this Article VI and applicable law. The determination shall be made:

(a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(b) if a quorum cannot be obtained under clause (a) of this Article VI(F), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; or

(c) by special legal counsel

(i)	selected by the Board of Directors or its committee in the manner prescribed in clause (a) or (b) of this Article VI(F),

(ii)
if a quorum of the Board of Directors cannot be obtained under clause (a) of this Article VI(F) and a committee cannot be designated under clause (b) of this Article VI(F), selected by a majority vote of the full Board of Directors, in which selection directors who are parties may participate, or

(iii)	by the holders of Common Stock, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification, an advance or reimbursement is claimed, other than through successor Directors approved by the Board of Directors, any determination as to such indemnification, advance or reimbursement shall be made by special legal counsel agreed upon by the Board of Directors and the eligible person. If the Board of Directors and the eligible person are unable to agree upon such special legal counsel, the Board of Directors and the eligible person each shall select a nominee, and the nominees shall select such special legal counsel.

G.	Advances

1. Unless a determination has been made pursuant to Article VI(F) that indemnification is not permissible, the Corporation (i) shall make advances and reimbursements for expenses incurred by a director or officer of the Corporation, in any capacity, and (ii) shall, to the extent approved by action of the Board of Directors, make advances and reimbursements for expenses incurred by any person who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case in a proceeding upon receipt of:

 (a) a written statement of such director’s or officer’s good faith belief that he has met the standard of conduct described in Article VI(C); and

(b) a written undertaking from such director or officer, executed personally or on his behalf, to repay such advance or reimbursement if it is ultimately determined that such director or officer did not meet such standard of conduct.

2. The undertaking required by Article VI(G)(1)(b) shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such director’s or officer’s financial ability to make repayment.

3. Authorizations of payments under this section shall be made by the persons specified in Article VI(F), except that if the determination is made by special legal counsel, such authorization and evaluations shall be made by those entitled under clause (c) of this Article VI(F) to select counsel.

H.	Indemnification of Others

The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in Article VI(C) who was, is or is threatened to be made a party to any proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person was specified as one to whom indemnification is granted in Article VI(C). The provisions of Article VI(D), (E), (F) and (G) shall be applicable to any indemnification provided hereafter pursuant to this Article VI(H).

I.	Insurance

The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

J.	Further Indemnity

Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not (1) be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article; provided, however, that no person shall be entitled to indemnification from the Corporation to the extent that such person has otherwise been indemnified by another person or entity, including but not limited to indemnification under policies of insurance, or (2) prevent or restrict the power of the Corporation to make or to provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

K.	Severability

Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provisions.

ARTICLES OF AMENDMENT OF THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
ALLIANCE ONE INTERNATIONAL, INC.

I.    The name of the corporation is Alliance One International, Inc. (the “Corporation”).

II.    The amendment (the “Amendment”) adopted is as follows:

The Corporation’s Amended and Restated Articles of Incorporation are amended by adding the following provision at the end of Article III(A):

4.    As of 11:59 p.m. (Eastern Time) on June 26, 2015 (the “Effective Time”), without further action of any kind on the part of the Corporation or its shareholders, every ten shares of Common Stock outstanding or held by the Corporation in its treasury shall be combined, changed and reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock, without par value, without any other change in the powers, preferences and rights or qualifications, limitations or restrictions thereof. There shall be no fractional shares issued as a result of such combination, change and reclassification, and a holder of record of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive one full share of Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (the “Old Certificates”) shall at and after the Effective Time confer no right upon the holders thereof other than the right to exchange them for certificates representing that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificates shall have been combined, changed and reclassified, subject to the adjustment for fractional share interests as described above, pursuant to the provisions hereof.

III.    The foregoing Amendment was proposed by the Corporation’s Board of Directors, which found adoption of the Amendment to be in the Corporation’s best interest and directed that the Amendment be submitted to a vote at a meeting of the Corporation’s shareholders on May 27, 2015.

IV.    On April 24, 2015, notice of the meeting of the Corporation’s shareholders, accompanied by a copy of this Amendment, was given in the manner provided in the Virginia Stock Corporation Act to each of the Corporation’s shareholders of record.

V.    The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the Amendment was:

Designation	Number of Outstanding Shares	Number of Votes Entitled to be Cast
Common Stock, no par value	96,436,220	88,583,099

The total number of votes cast for and against the Amendment, and the number of abstentions, by each voting group entitled to vote separately on the Amendment was:

Voting Group	Votes “For”	Votes “Against	Abstentions
Common Stock, no par value	51,032,441	28,835,047	399,251

The total number of votes cast for the Amendment by each voting group was sufficient for approval of the Amendments by the voting group.

VI.    Pursuant to Section 13.1-606 of the Virginia Stock Corporation Act, this Amendment shall become effective at 11:59 p.m., Eastern Time, on June 26, 2015.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be executed by its duly authorized President and Chief Executive Officer as of this 25th day of June, 2015.

ALLIANCE ONE INTERNATIONAL, INC.,
a Virginia corporation

By:     /s/ J. Pieter Sikkel
Name: J. Pieter Sikkel
Title: President and Chief Executive Officer

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